Exhibit 5.1 August 9, 2018 Lilis Energy, Inc. 1800 Bering Drive, Suite 510 Houston, TX 77057 Re: Registration Statement on Form S-8 Ladies and Gentlemen: We have acted as special Nevada counsel to Lilis Energy, Inc., a Nevada corporation (the “Company”), in connection with the Company’s filing of a registration statement on Form S-8 (the “Registration Statement”) with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”), for the registration of an additional 5,000,000 shares of the Company’s common stock (the “Shares”) issuable under the Company’s 2016 Omnibus Incentive Plan, as amended (the “Plan”). This letter is being furnished pursuant to Item 8 of Form S-8 and Item 601(b)(5)(i) of Regulation S-K, as promulgated by the Commission. For the purpose of rendering our opinion set forth herein, we have examined and relied on (i) an Officer’s Certificate, dated as of August 9, 2018 (the “Officer’s Certificate”), executed by the Chief Financial Officer (“CFO”) of the Company; (ii) the Articles of Incorporation and Bylaws of the Company, certified by the CFO of the Company as of August 9, 2018; (iii) the Registration Statement, as furnished to us by the Company (excluding items incorporated therein by reference); (iv) the Plan, as set forth and reported by the Company in a Form 8-K filed with the Commission on May 26, 2016, and certified by the CFO of the Company as of August 9, 2018; and (v) such other records and documents as we considered appropriate. We have assumed (A) the genuineness of all signatures on documents submitted to us; (B) the legal capacity of natural persons executing all relevant documents; (C) the accuracy and completeness of all corporate records provided to us by the Company and all public records reviewed by us; (D) the veracity as of the date of this letter of the certificates, records, documents and other instruments furnished to us even if signed or issued on an earlier date (although, with your permission, we have not independently verified the statements made therein nor have we investigated the basis for the representations contained therein); (E) the conformity to the originals of all documents submitted to us as copies; (F) no changes in applicable law between the date of this letter and the date of the events that are the subject of this letter; (G) the effectiveness of the Plan as set forth in the Form 8-K referenced above; and (H) the Shares when issued under the Plan, together with the number of other shares of the Company’s common stock then outstanding, will not exceed 150,000,000.

Lilis Energy, Inc. August 9, 2018 Page 2 Based on our review and subject to the assumptions, qualifications and limitations set forth herein, we are of the opinion that the Shares have been duly authorized, and if and when (i) the Registration Statement is effective under the Act and (ii) the Shares are issued in accordance with the Plan and the Registration Statement (as effective under the Act) (A) as consideration for bona fide services provided to the Company or its subsidiaries (in the case of Restricted Stock Awards granted under the Plan) or when paid for in full in accordance with the terms of the Plan (in the case of Shares issued pursuant to the exercise of Options granted under the Plan), the Shares will be legally issued, fully paid and non-assessable. The opinion set forth herein is expressly limited to the laws of the State of Nevada, including all applicable provisions of Nevada statutes and the Constitution of the State of Nevada and published decisions of Nevada courts interpreting those provisions. No opinion is given or implied regarding federal law or the laws of any jurisdiction other than the laws of the State of Nevada as currently in effect. This letter is being delivered to the Company in connection with the Company’s filing of the Registration Statement with the Commission and may not be used or relied upon for any other purpose. We consent to the filing of this letter as an exhibit to the Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required under the Act or the rules and regulations of the Commission promulgated under the Act. Our opinion herein is rendered as of the date of this letter, and we disclaim any obligation to advise you of facts, circumstances, events or developments that hereafter may come to our attention and that may alter, affect or modify such opinion. Our opinion is expressly limited to the matters set forth above, and we render no opinion, by implication or otherwise, as to any other matters relating to the Company, the Shares, any securities other than the Shares, or the Plan. We bring to your attention that our legal opinions are an expression of professional judgment and are not a guarantee of result. Very truly yours, /s/Baker & Hostetler LLP BAKER&HOSTETLER LLP